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                                    FORM 8-K
 [As last amended in Release No. 34-35113,  December 19, 1994,  59 F.R.  67752]

                       Securities and Exchange Commission

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



                      Pursuant to Section 13 or 15 (d) of
                    The Securities and Exchange Act of 1934

     Date of Report  (Date of earliest event reported) :  November 9, 1998
                                                          ----------------



                                BWAY CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


DELAWARE                               0-26178                36-3624491
--------                               -------                ----------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)


                         8607 Roberts Drive, Suite 250
                            Atlanta, Georgia  30350
          (Address of principal executive offices, including zip code)

                                  770-645-4800
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

                                BWAY CORPORATION
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                                    FORM 8-K


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On November 9, 1998 BWAY Corporation, a Delaware corporation ("BWAY"), acquired through its wholly owned subsidiary, BMAT, Inc. ("Purchaser"), substantially all the assets of United States Can Company's ("Seller") metal services operations, which are primarily engaged in slitting and shearing steel coils, coating, lithographing and decorating metal sheets and selling secondary steel for use in third party manufacturing. This acquisition was pursuant to the terms of an Asset Purchase Agreement dated as of November 9, 1998. BWAY's participation in this transaction was limited with respect to payment obligations only, in the form of a parent guarantee.

Pursuant to the Asset Purchase Agreement, Purchaser acquired from the Seller, three operating facilities located in Trenton, New Jersey; Brookfield, Ohio; and Chicago, Illinois and a non-operating facility in Alsip, Illinois. These facilities provide metal coating, lithography, and other metal services for third party purchasers. Purchaser has announced it's intention to close the Brookfield, Ohio facility and to sell the metal services segment of the operations to a third party.

The consideration related to the purchase price was approximately $31 million, plus the assumption of certain liabilities. At closing, Purchaser paid the Seller $28 million in cash. $3 million was held in escrow payable after finalization of the working capital adjustment. A working capital purchase price adjustment, net of an agreed target, will be paid subject to review within 75 days of closing. The amount of consideration was determined as a result of negotiations between Purchaser and Seller. The source of funds for the acquisition was additional borrowings under BWAY's Credit Agreement, dated June 17, 1996 as amended, November 2, 1998, with Bankers Trust Company, NationsBank, N.A.. The transaction will be recorded using the purchase method of accounting, according to Generally Accepted Accounting Principles.



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


(a)       Financial statements of business acquired.

          Effective November 18, 1996, the Commission has adopted an amendment to Rule 3-05 regarding disclosure rules for significant business acquisitions. Pursuant to Release No. 33-7355 and the related changes with regard to the thresholds of significance, the filing of audited financial statements will not be required.

(b)       Pro forma financial information.

          Effective November 18, 1996, the Commission has adopted an amendment to Rule 3-05 regarding disclosure rules for significant business acquisitions. Pursuant to Release No. 33-7355 and the related changes with regard to the thresholds of significance, the filing of pro forma financial information will not be required.

(c)       Exhibits

          (1)   The exhibits listed in the Index to Exhibits.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BWAY Corporation
                                       (Registrant)


Date:  November 23, 1998          By:  /s/  John M. Casey
                                       _________________
                                       John M. Casey
                                       Executive Vice President &
                                       Chief Financial Officer



                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT
  NO.                      DESCRIPTION OF DOCUMENT
-------                    -----------------------

10.1 Asset Purchase Agreement dated November 9, 1998, between BMAT, Inc., BWAY Corporation and U.S. Can Corporation.